Exhibit 21.1

Significant Subsidiaries of the Registrant

The following are significant subsidiaries of The Goldman Sachs Group, Inc. as of November 30, 2001 and the states or jurisdictions in which they are organized. Indentation indicates the principal parent of each subsidiary. Except as otherwise specified, in each case The Goldman Sachs Group, Inc. owns, directly or indirectly, at least 99% of the voting securities of each subsidiary. The names of particular subsidiaries have been omitted because, considered in the aggregate as a single subsidiary, they would not constitute, as of the end of the year covered by this report, a “significant subsidiary” as that term is defined in Rule 1-02(w) of Regulation S-X under the Securities Exchange Act of 1934.

State or Jurisdiction
Name	of Entity

The Goldman Sachs Group, Inc.	Delaware

Goldman, Sachs & Co.	New York

Goldman Sachs (Asia) Finance Holdings L.L.C.	Delaware

Goldman Sachs (Asia) Finance	Mauritius

Goldman Sachs (UK) L.L.C.	Delaware

Goldman Sachs Group Holdings (U.K.)	United Kingdom

Goldman Sachs Holdings (U.K.)	United Kingdom

Goldman Sachs International	United Kingdom

GS Financial Services L.P. (Del)	Delaware

Goldman Sachs Capital Markets, L.P.	Delaware

Goldman Sachs (Japan) Ltd.	British Virgin Islands

J. Aron Holdings, L.P.	Delaware

J. Aron & Company	New York

Goldman Sachs Mortgage Company	New York

Goldman Sachs Credit Partners L.P.	Bermuda

Goldman Sachs (UK) L.L.C.	Delaware

Goldman Sachs Holdings (Netherlands) B.V.	Netherlands

Goldman Sachs Mitsui Marine Derivative Products, L.P.(1)	Delaware

Goldman Sachs (Cayman) Holding Company	Cayman Islands

Goldman, Sachs & Co. oHG	Germany

Goldman Sachs Financial Markets, L.P.	Delaware

GS Hull Holding, Inc.	Delaware

The Hull Group, L.L.C.	Illinois

Hull Trading Gm.bH	Germany

Hull Trading (UK) Limited	United Kingdom

SLK — Hull Derivatives L.L.C.	Delaware

SLK LLC	New York

Spear, Leeds & Kellogg, L.P.	New York

SLK Holdings Inc.	Delaware

SLK Acquisition Co.	Delaware

First Options of Chicago, Inc.	Delaware

(1)	Represents a joint venture owned by Goldman Sachs Holdings (Netherlands) B.V. (49%), Mitsui Sumitomo Insurance Co., Ltd. (50%) and GSMMDPGP Inc. (1%).